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                                                                     Exhibit 8.1



  Significant Subsidiaries of I.I.S. Intelligent Information Systems Limited
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

                                Jurisdiction of
List of Significant            Incorporation or
   Subsidiaries                  Organization            Business Name
-------------------            ----------------          -------------
None
